UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2024

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2024, the Company entered into Amendment No. 2 to the Amended and Restated Senior Secured Revolving Credit Agreement (the “Second Amendment”), which amended the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 4, 2021, as amended by Amendment No. 1 to the Amended and Restated Senior Secured Revolving Credit Agreement, dated June 29, 2023 (together with the exhibits and schedules thereto, the “NMFC Credit Facility”), by and among the Company, as the borrower, Goldman Sachs Bank USA, as the administrative agent and syndication agent, and the lenders party thereto. Unless otherwise indicated, the terms used below have the meanings ascribed in the Second Amendment.

The Second Amendment amended the NMFC Credit Facility to, among other things, replace the Canadian Dollar Offered Rate with the Canadian Overnight Repo Rate Average term rate plus a credit spread adjustment as the benchmark rate.

The description above is qualified in its entirety by reference to the copy of the Second Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary

Date: June 11, 2024